EXHIBIT 23.1



                   Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements (Form S-3 No. 33-55785 and Form S-8 Nos. 33-41934 and 33-56088) of Viacom Inc.,
Registration Statement (Form S-8 No 33-55173) of Paramount Communications Inc. and Registration Statement (Form S-8 No. 33-55709) of Blockbuster Entertainment Corporation of our report dated August 27, 1993, except for Notes A and J, as to which the date is September 10, 1993, with respect to the consolidated financial statements of Paramount Communications Inc. included in the Viacom Inc. Current Report (Form 8-K) filed with the Securities and Exchange Commission on April 14, 1995.

                                                   ERNST & YOUNG LLP




New York, New York
April 12, 1995